GENERAL RELEASE

This General Release (this "Release") is made as of October 15, 2014, by Jolanta Gajdzis ("JG") in favor of Dinamo Corp., a Nevada corporation, and it successors and assigns (the "Company").

WITNESSETH:

WHEREAS, as of the date hereof JG is selling all her shares in the Company and resigning from all her positions with the Company; and

NOW, THEREFORE, for value received, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, intending to be legally bound by this Release, agrees as follows:

1. Release. JG and her direct and indirect affiliates, agents, representatives, advisors, heirs, and affiliates and their respective successors and assigns (collectively, the "Releasors") hereby irrevocably and unconditionally release, and forever discharge the Company and its employees, shareholders, officers, directors, agents, advisors, representatives and direct and indirect affiliates and their respective successors and assigns, and all persons, firms, corporations, and organizations acting on their behalf (collectively referred to as the "Company Related Persons") of and from any and all actions, causes of actions, suits, debts, charges, demands, complaints, claims, administrative proceedings, liabilities, obligations, promises, agreements, controversies, damages and expenses (including but not limited to compensatory, punitive or liquidated damages, attorney's fees and other costs and expenses incurred), of any kind or nature whatsoever, in law or equity, whether presently known or unknown (collectively, the "Claims"), which any of the Releasors ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever against any of the Company or the Company Related Persons, including without limitation, any Claims relating to accrued and unpaid loans made by the Releasor to the Company including without limitation the $8,200 owed to JG indicated on the balance sheet of the Company as of July 31, 2014 and any accrued interest thereon and any other amounts or fees owed to the Releasors. For purposes of clarity, JG agrees and acknowledges, on her behalf and on behalf of the Releasors, that as of the date hereof neither the Company nor any Company Related Person owes any debt or liability to any Releasor.

2. No Interest. JG agrees and acknowledges that as of the date hereof, neither JG nor any Releasor has any interest, direct or indirect, in any shares of capital stock or other equity in the Company or has any other direct or indirect interest in any tangible or intangible property which the Company uses or has used in the business conducted by the Company, or has any direct or indirect outstanding indebtedness to or from the Company, or related, directly or indirectly, to its assets.

3. Miscellaneous.

(a) This Release shall in all respects be interpreted, enforced and governed under the laws of the State of Nevada, without regard to conflict of law rules applied in such State. The language of all parts of this Release shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. Releasors hereby waive any right to trial by jury which any of them may have in any action relating to this Release.

(b) Should any part, term or provision of this Release be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions, including the release of all Claims by Releasors, shall not be affected thereby and said illegal or invalid part, term or provision shall be modified by the court so as to be legal or, if not reasonably feasible, shall be deleted. This Release sets forth the entire agreement concerning the subject matter herein, including, without limitation, the release of all Claims by Releasors, and may not be modified except by a signed writing.

(c) JG acknowledges and agrees that (a) she has not relied on any representations, promises, or agreements of any kind made to her in connection with her decision to accept the Release except for those set forth herein; (b) the Company advised her to consult an attorney before signing this Release, and that she had the opportunity to consult with an attorney of her own choosing; (c) she does not feel that she is being coerced to sign this Release or that its signing would for any reason not be voluntary; and (d) she has thoroughly reviewed and understands the effects of this Release before signing it.

(d) This Release shall be binding upon each of JG and the Releasors and their respective partners, officers, directors, stockholders, employees, agents, representatives, personal representatives, heirs, assigns, successors and affiliates, and shall inure to the benefit of the Company and each of the Company Related Persons.

(e) JG acknowledges and agrees that if she violates this Release, including without limitation by suing the Company or any of the Company Related Persons, she agrees that she will pay all costs and expenses of defending against the suit incurred by the Company or any of the Company Related Persons, including attorneys' fees and expenses.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Release on the day and year first written above.

X Jolanta Gajdzis

Jolanta Gajdzis

NOTARIUSZ

Iwona Maria Lniarska

Iwona Maria Lniarska

Zorin 16 10 2014